UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2011

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 East Middlefield Road Mountain View, California		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2011, Hansen Medical, Inc. (the “Company”) entered into two definitive stock purchase agreements (the “Purchase Agreements”) to sell an aggregate of 4,784,690 shares of its common stock (the “Shares”) at a per Share price of $2.09 in a private placement transaction. Pursuant to one Purchase Agreement, the Company will sell an aggregate of 2,392,345 shares of common stock to Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund Master, LP (collectively, the “Oracle entities”) . Pursuant to the other Purchase Agreement, the Company will sell 2,392,345 shares of common stock to Jack W. Schuler (together with the Oracle entities, the “Purchasers”). The Oracle entities and Mr. Schuler are both existing stockholders of the Company. The closing of the sale is expected to occur on November 9, 2011. The Purchase Agreement will terminate if the closing has not occurred on or before November 11, 2011.

The Shares to be sold pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”).

However, pursuant to the terms of the Purchase Agreements, the Company has agreed to file a registration statement on Form S-3 with the SEC covering resales of the Shares no later than sixty (60) days following the closing of the sale of the Shares and to use its best efforts to cause the registration statement to become effective no later than ninety (90) days after such filing. In the event the registration statement covering resales of the Shares is not filed or declared effective by the applicable dates, the Company will pay to the Purchasers penalties in the amount equal to one percent (1%) of the purchase price of the Shares per month, capped at six percent (6%). The Company shall bear all expenses of such registration of the Shares.

The Common Stock is to be sold pursuant to Stock Purchase Agreements, which are attached hereto as Exhibit 10.1 and 10.2. The Purchase Agreements contain representations, warranties and covenants of the Company and the respective Purchasers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts.

The foregoing description of the unregistered sale of equity securities and the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreements.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above Item 1.01 is incorporated herein for this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement, dated November 7, 2011 between Hansen Medical, Inc. and Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund Master, LP.

Exhibit 10.2	Stock Purchase Agreement, dated November 7, 2011 between Hansen Medical, Inc. and Jack W. Schuler.

Exhibit 99.1	Press release, dated November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: November 7, 2011	/s/ PETER J. MARIANI
Peter J. Mariani Chief Financial Officer

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